NUMBER               INCORPORATED UNDER THE LAWS OF THE                 SHARES
                                STATE OF DELAWARE

                            [COMPANY LOGO GOES HERE]
                            CARPARTSONSALE.COM, INC.
               AUTHORIZED COMMON STOCK: 25,000,000 PAR VALUE $0.01
                             THIS IS TO CERTIFY THAT




                             IS THE RECORD HOLDER OF


                                                                   COMMON STOCK
SHARES OF
TRANSFERRABLE ON THE BOOKS OF THE CORPORATION IN PERSON BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTAR.
          WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:


/s/MICHAEL J. DAVIS       [CORPORATE SEAL GOES HERE]          /s/SCOTT E. HUDSON
         SECRETARY                                                     PRESIDENT